Exhibit h 1 b

ADDENDUM DATED AS OF FEBRUARY 17, 2012

TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT

DATED AS OF JUNE 30, 2010, BETWEEN AND AMONG

MAINSTAY VP FUNDS TRUST,

NEW YORK LIFE INVESTMENT MANAGEMENT LLC AND

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Notwithstanding anything to the contrary contained in the above-cited Amended and Restated Participation Agreement (the “Agreement”) between and among the MainStay VP Funds Trust (the “Fund”), New York Life Investment Management LLC (the “Adviser”), and New York Life Insurance and Annuity Corporation (the “Company”), the Fund, the Adviser and the Company hereby agree that the Agreement is amended to read as follows:

Schedule A is completely deleted and the attached

revised Schedule A is inserted in place of the

original.

IN WITNESS WHEREOF, the Trust, the Adviser and the Company have caused this Addendum to be executed as of February 17, 2012 and thereby is made an integral part thereof.

MAINSTAY VP FUNDS TRUST		NEW YORK LIFE INVESTMENT
MANAGEMENT LLC

By:	/s/ Jack R. Benintende	By:	/s/ Stephen P. Fisher
Name:	Jack R. Benintende	Name:	Stephen P. Fisher
Title:	Treasurer and Principal Financial Officer	Title:	Senior Managing Director and Chief Marketing Officer

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

		By:	/s/ Matthew M. Grove
		Name:	Matthew M. Grove
		Title:	Vice President

ADDENDUM DATED AS OF FEBRUARY 17, 2012

TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT

DATED AS OF JUNE 30, 2010

SCHEDULE A

Separate Accounts, Variable Contracts and Designated Portfolios

Subject to the Amended and Restated Participation Agreement

Registered Separate Accounts and Variable Contracts

Name of Separate Account and Date Established by Board of Directors	Names of Contracts Funded by Separate Account and Form Numbers Thereof

NYLIAC Variable Universal Life Separate Account-I June 4, 1993

Variable Universal Life #793-90

Survivorship Variable Universal Life #797-150

Survivorship Variable Universal Life #302-150

Variable Universal Life 2000 #799-90

Variable Universal Life 2000 #302-90

Single Premium Variable Universal Life #301-95

Single Premium Variable Universal Life #302-95

Single Premium Variable Universal Life #303-95

Pinnacle Variable Universal Life #300-80 and #300-82

Pinnacle Survivorship Variable Universal Life #300-81 and #300-83

Variable Universal Life Provider #303-30

Variable Universal Life Provider #303-31

Legacy Creator Single Premium Variable Universal Life #308-95

Variable Universal Life Accumulator #308-30

Survivorship Variable Universal Life Accumulator #308-150

Lifetime Wealth Variable Universal Life #310-91

NYLIAC Corporate Sponsored Variable Universal Life Separate Account-I May 24, 1996	Corporate Sponsored Variable Universal Life #796-40 Corporate Executive Series Variable Universal Life #300-40, #301-43 and #307-43 Corporate Executive Accumulator Variable Universal Life #309-30

NYLIAC Variable Annuity Separate Account-I October 15, 1992	LifeStages® Flexible Premium Variable Annuity (The Original) #993-190

NYLIAC Variable Annuity Separate Account-II October 15, 1992	LifeStages® Flexible Premium Variable Annuity (The Original) #993-190

NYLIAC MFA Separate Account-I May 27, 1983 NYLIAC MFA Separate Account-II May 27, 1983	Facilitator Multi-Funded Retirement Annuity #983-192 and #983-193 Facilitator Multi-Funded Retirement Annuity #983-190 and #983-191

NYLIAC Variable Annuity Separate Account-III November 30, 1994

LifeStages® Variable Annuity #995-190

MainStay Plus Variable Annuity #999-190

(Supersedes (998-190))

New LifeStages® Flexible Premium Variable Annuity #000-190

LifeStages® Premium Plus Variable Annuity

#200-195

(Original) LifeStages® Access Variable Annuity #200-090

MainStay Access Variable Annuity #200-090

MainStay Premium Plus Variable Annuity #200-190

LifeStages® Essentials Variable Annuity #202-192

MainStay Plus II Variable Annuity #202-192

LifeStages® Select Variable Annuity #202-190

MainStay Select Variable Annuity #202-190

LifeStages® Premium Plus II #203-195

MainStay Premium Plus II #203-190

AmSouth Premium Plus #200-190

AmSouth Premium Plus II #203-190

LifeStages® Access Variable Annuity #204-191

Complete Access Variable Annuity #208-190

Flexible Premium Variable Annuity II #ICC11-P110

Premier Variable Annuity #208-191

Premier Plus Variable Annuity #208-192

NYLIAC Variable Annuity Separate Account-IV June 10, 2003

LifeStages® Elite Variable Annuity #203-193

MainStay Elite Variable Annuity #203-193

LifeStages® Premium Plus Elite Variable Annuity #204-193

LifeStages® Longevity Benefit Variable Annuity #206-193

MainStay Longevity Benefit Variable Annuity #206-193

Flexible Premium Variable Annuity II #ICC11-P110

Premier Variable Annuity #208-191

Premier Plus Variable Annuity #208-192

Non-registered Separate Accounts and Variable Contracts

NYLIAC PPVUL Separate Account-I

Pinnacle Private Placement Variable Universal Life #301-41 CERT (group policies) and #301-42 (individual policies)

Magnastar Private Placement Variable Universal Life #302-10C (group policies) and #301-11 (individual policies)

CorpExec Private Placement Variable Universal Life #304-47 (individual policies) and #304-46C (group policies)

Magnastar Survivorship Private Placement Variable Universal Life #302-14 (individual policies) and #304-12C (group policies)

NYLIAC PPVUL Separate Account-II

Pinnacle Private Placement Variable Universal Life #301-41 CERT (group policies) and #301-42 (individual policies)

Magnastar Private Placement Variable Universal Life #302-10C (group policies) and #301-11 (individual policies)

CorpExec Private Placement Variable Universal Life #304-47 (individual policies) and #304-46C (group policies)

Magnastar Survivorship Private Placement Variable Universal Life #302-14 (individual policies) and #304-12C (group policies)

Designated Portfolios

MainStay VP Balanced – Initial Class and Service Class

MainStay VP Bond – Initial Class and Service Class

MainStay VP Cash Management – Initial Class

MainStay VP Common Stock – Initial Class and Service Class

MainStay VP Conservative Allocation – Initial Class and Service Class

MainStay VP Convertible – Initial Class and Service Class

MainStay VP DFA/DuPont Capital Emerging Markets Equity – Initial and Service Class

MainStay VP Eagle Small Cap Growth – Initial and Service Class

MainStay VP Flexible Bond Opportunities – Initial and Service Class

MainStay VP Floating Rate – Initial Class and Service Class

MainStay VP Government – Initial Class and Service Class

MainStay VP Growth Allocation – Initial Class and Service Class

MainStay VP Growth Equity – Initial Class and Service Class

MainStay VP High Yield Corporate Bond – Initial Class and Service Class

MainStay VP ICAP Select Equity – Initial Class and Service Class

MainStay VP Income Builder – Initial Class and Service Class

MainStay VP International Equity – Initial Class and Service Class

MainStay VP Janus Balanced – Initial and Service Class

MainStay VP Large Cap Growth – Initial Class and Service Class

MainStay VP MFS Utilities – Initial and Service Class

MainStay VP Mid Cap Core – Initial Class and Service Class

MainStay VP Moderate Allocation – Initial class and Service Class

MainStay VP Moderate Growth Allocation – Initial Class and Service Class

MainStay VP PIMCO Real Return – Initial and Service Class

MainStay VP S&P 500 Index – Initial Class and Service Class

MainStay VP T. Rowe Price Equity Income – Initial and Service Class

MainStay VP U.S. Small Cap – Initial Class and Service Class

MainStay VP Van Eck Global Hard Assets – Initial Class